Exhibit 99.1

AirNet Announces Third Quarter 2004 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--Nov. 8, 2004--AirNet
Communications Corporation (NASDAQ:ANCC):

    Third Quarter Highlights and Recent Events

    --  Net 3Q Revenue was $5.0M representing a 12.5% increase from 3Q
        2003 levels

    -- Gross Profit and Margins for 3Q were $1.6M or 31.5% compared to $1.4M or 30.9% in 3Q 2003

    -- Loss from Operations was $4.9M which included $2.3M of non-cash stock option charges compared with our 3Q 2003 loss of $3.2M which included $1.2M of non-cash stock option charges

    -- Net Loss Attributable to Common Stockholders in 3Q was $7.2M or ($0.11) per share and included $2.4M (EPS impact of $0.04) of non-cash interest charges associated with the $16M Senior Secured Convertible Debt financing consummated in August 2003 and the $2.3M (EPS impact of $0.03) of non-cash stock option charges

    --  Net Cash Flow from Operations for the nine months ended
        September 30, 2004 was ($4.9M) vs. ($6.7M) during the same period in 2003

    -- Received more than $1.7M in new purchase orders for RapidCell(TM) and AirSite(R) Backhaul Free(TM) base stations for deployment with the National Guard and other customers

    -- SuperCapacity(TM) base stations are now in commercial service with MBO Wireless improving the customer's capacity and throughput

    -- Recently established relationship with fourth major system integrator to evaluate AirNet's RapidCell product solutions, and announced approximately $2.7 million in RapidCell purchase orders for the year to date.

    AirNet Communications Corporation (NASDAQ:ANCC) today reported financial results for its third quarter ending September 30, 2004.

    Financial Results for the Third Quarter

    The Company reported net revenue of $5.0 million in the third quarter, compared to $4.5 million in the third quarter of 2003. Gross profit and margin for the third quarter of 2004 was $1.6 million and 31.5%, respectively, compared to year ago amounts of $1.4 million and 30.9%, respectively. Operating expenses for the third quarter were $6.4 million compared to $4.5 million in the third quarter of 2003. The increase was driven primarily by increased non-cash stock option charges and increased Research and Development expenses. The loss from operations was $4.9 million, which included a $2.3 million non-cash stock option charge that resulted from the granting of options to employees following the Senior Secured Convertible Debt transaction, compared to a loss of $3.2 million, which included $1.2 million of non-cash stock option charges in the third quarter 2003. The third quarter 2004 net loss attributable to common stockholders was $7.2 million or ($0.11) per share vs. a $20.2 million loss or ($0.56) per share in 3Q 2003. Net cash used in operating activities for the first nine months of 2004 was $4.9 million, compared to $6.7 million in the first three quarters of 2003. Financing activity for the first nine months of 2004 generated $9.1 million of cash, including $4.0 million received during the period from the $16.0 million Senior Secured Convertible Debt financing completed in August 2003, and $5.1 million of net proceeds from the $5.5 million sale of common stock to certain institutional investors in April 2004. The Company has received $14.0 million in installment payments pursuant to the Convertible Debt financing through November 5, 2004.
    Per share amounts for the third quarter of 2004 results were based on weighted average shares of 66 million and excludes approximately 138 million shares issuable upon the conversion of the Senior Secured Convertible Debt and related interest, and shares underlying outstanding options and warrants, because the effect of including those shares would be anti-dilutive. As of September 30, 2004 common stock and common stock equivalents outstanding totaled 226 million shares.

    Outlook

    Interest by large operators in AirNet's SuperCapacity adaptive array base station and other leading edge products continued to grow during the quarter. MBO Wireless has successfully deployed the SuperCapacity in two of its Oklahoma markets. The RapidCell solution continued to gain traction in government communications markets. Four major system integrators are evaluating the RapidCell for customized applications including improving situational awareness and facilitating incident based communications.
    Commenting on the third quarter, Glenn Ehley, President and CEO of AirNet Communications stated, "Visibility to business and market drivers that may define our success in the coming quarters is improving. We are pleased to see such a strong response for the RapidCell product line from system integrators in the homeland security and government communications arena. We continue to receive positive feedback from the ongoing evaluations and are customizing our RapidCell solution for these customers' voice and data applications. Our adaptive array SuperCapacity base station has definitely improved network capacity at MBO Wireless. In order to penetrate the large operator markets with our SuperCapacity product, we must further develop our indirect OEM sales channel. Continued execution on the new product front is vital for AirNet's growth."

    Conference Call

    AirNet's management will host a conference call at 4:30 p.m. ET today to discuss the results and provide an outlook for the fourth quarter. Those interested in listening to the conference call should dial 785-424-1051, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 8:00 p.m. ET on November 8, 2004 through Midnight on November 19, 2004. The replay number for the conference call is 402-220-1548.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 and Other Applicable Law
    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "prospects," "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company may not successfully execute to its business plan in the absence of improved telecom market conditions or receipt of new purchase orders, internal execution of product development deadlines and improved competitive capabilities in the face of declining sale prices for GSM networking equipment; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the senior debt financing; that installment payments on the notes sold in the financing may not be paid when due; and that the Company may not be able to continue to operate as a going concern even after the payment of the remaining installments due to the Company under the financing. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    Financial Schedules

    --  Condensed Statements of Operations

    --  Cash Flow Summary

    --  Condensed Balance Sheets



                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited)
                  CONDENSED STATEMENTS OF OPERATIONS

                      For the three months       For the nine months
                         ended Sept. 30,           ended Sept. 30,
                        2004         2003         2004         2003
                    -----------  -----------  -----------  -----------
REVENUES
 Equipment
  Revenues         $     4,199  $     2,050  $    10,413  $     6,671
 Services Revenues         819        2,411        4,052        4,025
                    -----------  -----------  -----------  -----------
    Total Net
     Revenues            5,018        4,461       14,465       10,696

COST OF REVENUES
 Equipment Cost of
  Revenues               2,961        1,577        7,916        5,208
 Services Cost of
  Revenues                 478        1,495        2,309        2,603
 Write-down of
  excess and
  obsolete
  inventory                  -           11          200          207
                    -----------  -----------  -----------  -----------
    Total Cost of
     Revenues            3,439        3,083       10,425        8,018
                    -----------  -----------  -----------  -----------
    Gross profit         1,579        1,378        4,040        2,678

OPERATING EXPENSES(1):
 Research and
  development            3,181        2,170        9,031        6,759
 Sales and
  marketing                829          514        2,286        1,869
 General and
  administrative         2,437        1,862        7,207        3,670
                    -----------  -----------  -----------  -----------
    Total operating
     expenses            6,447        4,546       18,524       12,298
                    -----------  -----------  -----------  -----------
LOSS FROM
 OPERATIONS             (4,868)      (3,168)     (14,484)      (9,620)
                    -----------  -----------  -----------  -----------

OTHER INCOME (EXPENSE)
 Interest Income            29           44           69           99
 Non-cash debt
  conversion
  interest charge       (2,000)      (9,000)      (4,000)      (9,000)
 Interest charged
  on convertible
  debt                    (366)        (134)      (1,044)        (134)
 Interest expense            -          (53)          (4)        (179)
 Other, net                  3            2           11            4
                    -----------  -----------  -----------  -----------
TOTAL OTHER EXPENSE     (2,334)      (9,141)      (4,968)      (9,210)
                    -----------  -----------  -----------  -----------
NET LOSS                (7,202)     (12,309)     (19,452)     (18,830)

CONVERSION CHARGE            -       (7,895)           -       (7,895)
                    -----------  -----------  -----------  -----------
NET LOSS
 ATTRIBUTABLE
 TO COMMON
 STOCKHOLDERS      $    (7,202) $   (20,204) $   (19,452) $   (26,725)
                    ===========  ===========  ===========  ===========


NET LOSS PER SHARE
 ATTRIBUTABLE
 TO COMMON
 STOCKHOLDERS -
 BASIC AND DILUTED $     (0.11) $     (0.56) $     (0.33) $     (0.93)
                    ===========  ===========  ===========  ===========

WEIGHTED AVERAGE
 SHARES OUTSTANDING
 - USED IN
 CALCULATING
 BASIC AND DILUTED
 LOSS PER SHARE     66,048,248   36,087,523   59,783,304   28,745,715
                    ===========  ===========  ===========  ===========

(1) Operating expenses include non-cash stock compensation expenses of $2,233 and $1,203 for the three months ended September 30, 2004 and 2003, respectively and $6,864 and $1,277 for the nine months ended September 30, 2004 and 2003, respectively.


                         CASH FLOW SUMMARY

                      For the three months       For the nine months
                         ended Sept. 30,           ended Sept. 30,
                        2004         2003         2004         2003
                    -----------  -----------  -----------  -----------
NET CASH USED IN
 OPERATING
 ACTIVITIES        $    (1,530) $    (3,648) $    (4,938) $    (6,712)

CASH USED IN
 INVESTING
 ACTIVITIES               (123)         (88)        (206)        (186)

CASH PROVIDED BY
 FINANCING
 ACTIVITIES              1,987        2,228        9,078        8,196
                    -----------  -----------  -----------  -----------

NET CHANGE IN CASH $       334  $    (1,508) $     3,934  $     1,298
                    ===========  ===========  ===========  ===========


                      CONDENSED BALANCE SHEETS

                     Sept. 30,   December 31,
                        2004        2003
                    -----------  -----------
ASSETS
 Cash and cash
  equivalents      $     8,994  $     5,060
 Accounts
  receivable - net       4,786        3,849
 Inventories             9,820       11,687
 Notes receivable            -          257
 Other current
  assets                   536        1,262
                    -----------  -----------
 TOTAL CURRENT
  ASSETS                24,136       22,115

 Property and
  Equipment, net         3,834        5,553
 Deposits                   71           71
 Other long-term
  assets                 2,348        2,318
                    -----------  -----------

 TOTAL ASSETS      $    30,389  $    30,057
                    ===========  ===========

LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
  Accounts payable $     2,689  $     2,622
  Accrued payroll
   and other
   expenses              2,930        3,459
  Current portion of
   capital lease
   obligations               6           65
  Customer deposits      1,487        2,081
  Deferred revenues        374          575
                    -----------  -----------
  TOTAL CURRENT
   LIABILITIES           7,486        8,802

  TOTAL LONG-TERM
   LIABILITIES          11,657       10,691

  TOTAL STOCKHOLDERS'
   EQUITY               11,246       10,564
                    -----------  -----------

 TOTAL LIABILITIES
  & STOCKHOLDERS'
  EQUITY           $    30,389  $    30,057
                    ===========  ===========


    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6783
             sdawley@airnetcom.com